CONTACT:Matthew Smith
President & CEO
(845) 454-8555
msmith@rhinebeckbank.com

Rhinebeck Bancorp, Inc. Announces Commencement of Stock Offering

Poughkeepsie, New York (May 26, 2026) — Rhinebeck Bancorp, Inc. (“Rhinebeck Bancorp”) (NASDAQ: RBKB), the holding company for Rhinebeck Bank (the “Bank”), announced that Rhinebeck Bancorp has commenced its stock offering in connection with the proposed “second-step” conversion of Rhinebeck Bancorp, MHC from the mutual holding company to the stock holding company form of organization.

Rhinebeck Bancorp is offering for sale up to 8,912,500 shares of its common stock at a purchase price of $10.00 per share. The shares are being offered for sale in a subscription offering to eligible depositors of the Bank and to the Bank’s tax-qualified employee benefit plans. Any shares of common stock not subscribed for in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Albany, Dutchess, Orange and Ulster Counties in New York, second to existing stockholders of Rhinebeck Bancorp as of the close of business on April 30, 2026, and then to the general public.

Rhinebeck Bancorp must sell at least 6,587,500 shares of its common stock in the offering to complete the conversion. Completion of the conversion and offering is also subject to the receipt of final regulatory approvals, the approvals of Rhinebeck Bancorp stockholders and Rhinebeck Bank depositors, and the satisfaction of other customary closing conditions.

Keefe Bruyette & Woods, Inc. is acting as marketing agent for Rhinebeck Bancorp in connection with the offering. All questions concerning the conversion and the offering or requests for offering materials should be directed to the Stock Information Center at (877) 643-8198 (toll-free). The Stock Information Center will be open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, beginning on May 26, 2026. The Stock Information Center will be closed on bank holidays.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities of Rhinebeck Bancorp. Offers are made only by means of Rhinebeck Bancorp’s prospectus when accompanied by a stock order form. The shares of common stock of Rhinebeck Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

About Rhinebeck Bancorp, Inc.

Rhinebeck Bancorp is the bank holding company for Rhinebeck Bank, a New York-chartered stock savings bank headquartered in Poughkeepsie, New York.  The Bank conducts its business from 12 full-service banking offices and two representative offices located in New York’s Albany, Dutchess, Orange and Ulster Counties.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Rhinebeck Bancorp management and are subject to significant risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the requisite approvals of Rhinebeck Bancorp’s stockholders, the Bank’s depositors and applicable regulatory agencies for the proposed conversion and related offering, or delays in obtaining such approvals; that customary closing conditions may not be satisfied in a timely manner, if at all; and other risks described in filings Rhinebeck Bancorp will make with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov.

Important Additional Information and Where to Find It

Rhinebeck Bancorp has filed with the SEC a registration statement on Form S-1 that includes a proxy statement and a prospectus of Rhinebeck Bancorp, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF RHINEBECK BANCORP ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS, AND THE PROSPECTUS CAREFULLY, ALONG WITH ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  When filed, these documents and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free-of-charge by written request to Rhinebeck Bancorp, Inc., 2 Jefferson Plaza, Poughkeepsie, New York 12601, Attention: Corporate Secretary. Our telephone number at this address is (845) 454-8555.

Participants in the Solicitation

Rhinebeck Bancorp and certain of its respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Rhinebeck Bancorp in connection with the proposed transaction. Information about the interests of the directors and executive officers of Rhinebeck Bancorp and other persons who may be deemed to be participants in the solicitation of stockholders of Rhinebeck Bancorp in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is included in the proxy statement/prospectus related to the proposed transaction.